SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 17, 2016

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

4053 Clough Woods Dr., Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code (513) 381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Multi-Color Corporation convened its annual meeting of shareholders on August 17, 2016. The voting results on the proposals considered at the meeting are:

Proposal No. 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Ari J. Benacerraf	15,068,284	43,487	765,446
Robert R. Buck	14,570,249	541,522	765,446
Charles B. Connolly	13,441,300	1,670,471	765,446
Thomas M. Mohr	15,016,688	95,083	765,446
Simon T. Roberts	15,081,350	30,421	765,446
Vadis A. Rodato	15,053,160	58,611	765,446
Nigel A. Vinecombe	14,849,549	262,222	765,446
Matthew M. Walsh	15,081,449	30,322	765,446

Proposal No. 2: Ratification of the Appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm for Fiscal Year 2017

Votes For	15,793,863
Votes Against	78,917
Abstentions	4,437

Proposal No. 3: Advisory (Non-Binding) Approval of Executive Compensation

Votes For	14,991,003
Votes Against	96,718
Abstentions	24,050
Broker Non-Votes	765,446

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: August 18, 2016	By:	/s/ Sharon E. Birkett
	Name:	Sharon E. Birkett
	Title:	Vice President, Chief Financial Officer, Secretary